UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14227	13-3317668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2 Applegate Drive, Robbinsville, NJ	08691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 632-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2007, American Bank Note Holographics, Inc. (the “Company”) entered into Amendment No. 4 (the “Amendment”) to its Hologram Agreement, dated February 28, 2003, with MasterCard International Incorporated (“MasterCard”). Pursuant to the terms of the Amendment, among other things, the Company will pay a sponsorship fee to act as a paid Preferred Partner Sponsor of MasterCard Security and Risk Conferences. The sponsorship fee is $125,000 per quarter for 21 quarters, and is payable beginning with the fourth quarter of 2007. In addition, the Amendment provides for reduced hologram pricing in the event that aggregate annual hologram volumes increase above specified volumes which are approximately equal to estimated 2007 volumes and a mutual release of all issues relating to the Company’s Generation 1 HoloMag product, including those referenced in MasterCard’s notice to the Company disclosed in Item 8.01 of the Company’s Form 8-K, dated October 23, 2007. A copy of the Amendment is furnished herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 4, dated December 4, 2007, to the Hologram Agreement dated as of February 28, 2003 (as amended pursuant to Amendment No. 1 dated as of September 29, 2003, Amendment No. 2 dated as of March 25, 2005 and Amendment No. 3, dated as of August 24, 2005) by and between MasterCard International Incorporated and American Bank Note Holographics, Inc.*

*	Portions have been omitted pursuant to a request for confidential treatment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

Date: December 10, 2007	By:	/s/ Kenneth H. Traub
Kenneth H. Traub
President and Chief Executive Officer